Exhibit 15.1

(PricewaterhouseCoopers LLP Letterhead)

(Minneapolis, MN)

May 9, 2002

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C.  20549

Commissioners:

We are aware that our report dated April 23, 2002 on our reviews of the interim consolidated financial statements of Imation Corp. (the Company) for the three months ended March 31, 2002 and 2001, and included in the Company’s Form 10-Q for the quarter ended March 31, 2002, is incorporated by reference in the Company’s Registration Statements on Form S-8 (Registration Nos. 333-15273, 333-15275, 333-15277, 333-35591, 333-38196, and 333-66030).

Yours very truly,

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP